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                                                                 EXHIBIT 10.35A

[ABGENIX LOGO]

                              [ABGENIX LETTERHEAD]

Via Facsimile

Ms. Polly Ross Ribatt
Manager, Corporate Development
MILLENNIUM BIOTHERAPEUTICS
620 Memorial Drive
Cambridge, MA 02139

     Re:  Amendment No. 1 to Research Collaboration Agreement

Dear Polly:

     The purpose of this letter is to evidence the below-referenced amendments to that certain Research Collaboration Agreement ("RCA"), dated as of September 29, 1998, between Abgenix, Inc. ("ABX") and Millennium BioTherapeutics, Inc. ("MBIO").

     First, ABX and MBIO agree that the effective date of this amendment is November 29, 1998.

     Second, ABX and MBIO agree to amend Section 14 of the RCA to read in its entirety as follows:

          This Agreement shall remain in effect until July 31, 1999, or such other date as the parties mutually agree upon in writing. Upon the expiration of this Agreement, Sections 2(a) (other than the first sentence thereof), 3, 5, 6, 7 and 10 shall survive.

     ABX and MBIO agree that all other terms of the RCA remain the same and in full force and effect.


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     To signify MBIO's agreement with the foregoing, please so indicate by having an authorized representative of MBIO sign this letter in the space provided below and returning it to Christopher A. Hare, Esq. via facsimile ((510) 608-6511).

                                        Sincerely,

                                        /s/ RAYMOND M. WITHY
                                        -------------------------------------
                                        Raymond M. Withy, Ph.D.
                                        Vice President, Corporate Development


Agreed and Acknowledged:

MILLENNIUM BIOTHERAPEUTICS, INC.

By:      /s/ RON LINDSAY
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Its.:    Ron Lindsay, VP of
         Pre-Clinical Development
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Date:    1/14/99
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